Rule 10f-3 Transaction Form

Acquisition of Securities During Affiliated Underwritings

Participating Funds
U.S. Registered Funds (Name of Fund, Aladdin Ticker):
iShares Core U.S. Aggregate Bond ETF (ISHAGG) iShares Intermediate Credit Bond ETF (ISHICRED) iShares Intermediate Government/Credit Bond ETF (ISHIGOVCR) iShares U.S. Fixed Income Balanced Risk ETF (ISHINC) iShares iBoxx $ Investment Grade Corporate Bond ETF
(ISHINTOP)
BlackRock Alternative Strategies Fund - Trading Account
(ACS-TRD)
AXA/Franklin Balanced Managed Volatility Portfolio (AXA-FI)
EQ/Global Bond PLUS Portfolio (AXA-GB)
Multimanager Core Bond Portfolio (AXA-VIP)
AZL Enhanced Bond Index Fund (AZ-CORE)
BlackRock Allocation Target Shares: Series C Portfolio
(BATSC)
BlackRock Balanced Capital Portfolio (FI) (BCS_F)
BlackRock Core Bond Portfolio (BR-CORE)
BlackRock Investment Grade Bond Portfolio (BR-IG)
BlackRock Multi Asset Income - Passive Fixed Income
Portfolio (BR-INC-PFI)
Strategic Income Opportunities Fund (BR-SIP)
BlackRock Strategic Global Bond Fund, Inc. (BR-WI)
BlackRock Total Return V.I. Portfolio (Ins - Var Ser) (BVA-
BF)
BlackRock Total Return Portfolio (Ins - Series) (BVA-TR)
Consulting Group Capital Markets Funds (CG-CGCM)
Metropolitan Series Fund, Inc.- BlackRock Bond Income
Portfolio (MET-BI)
Master Total Return Portfolio of Master Bond LLC (MF-BOND)
CoreAlpha Bond Master Portfolio (MIP_CORA)
AST BlackRock Global Strategies Portfolio (Core Active)
(PRU-AA-CAB)
Advanced Series Trust - AST BlackRock/Loomis Sayles Bond
Portfolio (SMF_PRUTR)
UBS PACE Intermediate Fixed Income Investments Portfolio
(UBS-PACE)


The Offering

Key Characteristics (Complete ALL Fields)

Date of
Offering
Commencement:
12-09-2015

Security Type:
BND/CORP


Issuer
Visa Inc. (2022)

Selling
Underwriter
Merrill Lynch, Pierce, Fenner & Smith
Incorporated

Affiliated
Underwriter(s)
[x] PNC Capital Markets LLC
[x] Other: Mitsubishi UFJ Securities
(USA), Inc.- CG-CGCM

List of
Underwriter(s)
Merrill Lynch, Pierce, Fenner & Smith
Incorporated, Goldman, Sachs & Co.,  J.P.
Morgan Securities LLC,  U.S. Bancorp
Investments, Inc., Wells Fargo Securities,
LLC,  Barclays Capital Inc., Citigroup
Global Markets Inc., HSBC Securities (USA)
Inc., Mitsubishi UFJ Securities (USA),
Inc., RBC Capital Markets, LLC, Standard
Chartered Bank, Deutsche Bank Securities
Inc., TD Securities (USA) LLC, BBVA
Securities Inc., CIBC World Markets Corp.,
Lloyds Securities Inc., PNC Capital
Markets LLC, RBS Securities Inc.,
Lebenthal & Co., LLC, Loop Capital Markets
LLC, Mischler Financial Group, Inc.,
Samuel A. Ramirez & Company, Inc., Siebert
Brandford Shank & Co., L.L.C., The
Williams Capital Group, L.P.


Transaction Details

Date of Purchase
12-09-2015


Purchase
Price/Share
(per share / %
of par)
$99.861

Total
Commission,
Spread or
Profit
..300%


1.	Aggregate Principal Amount Purchased
(a+b)
$150,000,000

a. US Registered Funds
(Appendix attached with individual
Fund/Client purchase)
$38,109,000

b. Other BlackRock Clients
$111,891,000

2.	Aggregate Principal Amount of
Offering
$2,250,000,000

Fund Ratio
[Divide Sum of #1 by #2]
Must be less than 0.25

0.06667



Legal Requirements

Offering Type (check ONE)
The securities fall into one of the following transaction types (see Definitions):
[x] U.S. Registered Public Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Rule 144A Offering [Issuer must have 3 years of continuous operations]
[ ] Eligible Municipal Securities
[ ] Eligible Foreign Offering [Issuer must have 3 years of continuous operations]
[ ] Government Securities Offering [Issuer must have 3 years of continuous operations]

Timing and Price (check ONE or BOTH)
[x] The securities were purchased before the end of the first day on which any sales were made, at a price that was not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities; and
[ ] If the securities are offered for subscription upon exercise of rights, the securities were purchased on or before the fourth day before the day on which the rights offering terminated.

Firm Commitment Offering (check ONE)
[x]  YES
[ ]  NO
The securities were offered pursuant to an underwriting or similar agreement under which the underwriters were committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchased any of the securities.

No Benefit to Affiliated Underwriter (check ONE)
[x]  YES
[ ]  NO
No affiliated underwriter was a direct or indirect participant in, or benefited directly or indirectly from, the transaction.




Completed by:
Dillip Behera
Date:
12-11-2015

Global Syndicate Team Member




Approved by:
Andrea Ortiz, Steven DeLaura
Date:
12-13-2015

Global Syndicate Team Member